                                                                    EXHIBIT 10.4


                                PROMISSORY NOTE
                                  $505,488,085

                                                            Alexandria, Virginia
                                                                 August 10, 1999


FOR VALUE RECEIVED, in the manner and in the amounts hereinafter provided for, the undersigned, Eastern States Oil & Gas, Inc. a Virginia corporation ("Borrower") promises to pay to the order of Statoil Energy Holdings, Inc., a Delaware corporation, its heirs and assigns ("Noteholder"), the principal sum of Five Hundred Five Million Four Hundred Eighty Eight Thousand Eighty Five Dollars ($505,488,085) or the actual principal amount due from the undersigned (the "Principal Indebtedness"), at the time of payment provided for hereinafter, and to pay interest on the unpaid Principal Indebtedness at the times and at the rate per annum established in accordance with all the terms and provisions of this Note until all the indebtedness evidenced by this Note has been fully satisfied. Payment of principal and interest shall be made at the place which the Noteholder from time to time shall direct in writing.

1. This Note shall bear interest at the annual rate of eight percent (8%) payable semi-annually on January 1 and July 1 each year during the term of this note.

2. Unless otherwise extended, the Borrower agrees to pay to the Noteholder all outstanding principal and interest, not previously paid, on December 31, 2001.

3. THIS IS A BALLOON NOTE. Notwithstanding the principal amount of this Note as stated on the face hereof, the actual principal amount due from the undersigned to Statoil Energy Holdings, Inc., on account of this Note, as of any date of computation shall be the sum of all advances made to the Borrower less all payments of principal actually received by Statoil Energy Holdings, Inc. in collected funds during the same period, but in any event shall not exceed the face amount of this Note plus accrued and unpaid interest.

4. The Borrower reserves the right at any time to prepay, in whole or in part, the Principal Indebtedness set forth above without premium or penalty. Any such prepayment shall be applied first to interest accrued through the date of prepayment, and then to the Principal Indebtedness.

5. Interest shall be calculated on the basis of a year of three hundred sixty (360) days, and for the actual number of days elapsed, and shall, from the date(s) of any partial prepayment(s), be computed on the outstanding unpaid balance of Principal Indebtedness after application of such prepayment(s) in accordance with Section 4 hereof. If any date for payment of any payment is other than a business day, such payment shall be due on the next succeeding business day.

6. Any payment due under this Note, whether of the Principal Indebtedness or interest thereon, which is not paid in accordance with the terms hereof, shall bear interest from the date due until paid at an annual interest rate equal to eight percent (8%).

7.      The Borrower waives notice, presentment, demand or protest.

8. The Borrower hereby agrees to pay all expenses incurred, including all reasonable attorneys' fees and court costs, all of which shall become a part of the Principal Indebtedness, if this Note is placed in the hands of an attorney for collection or is collected by suit or through any bankruptcy or any other legal proceedings.

9. In the event one or more of the provisions contained in this Note shall be for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10. It is the intention of the parties to comply with the usury laws of the Commonwealth of Virginia and the United States federal government, and any other applicable usury law. Accordingly, it is agreed that no provision in this Note shall require the payment or permit the collection of interest or late charges in excess of the maximum non-usurious interest permitted by applicable law (the "Maximum Rate"). If any interest in excess of the Maximum Rate is provided for, or shall be adjudicated to be so provided for, then in such event
(i) the provisions of this Section shall govern, (ii) neither the Borrower, nor its legal representatives, successors or permitted assigns, nor any other party liable for the payment thereof, shall be obligated to pay interest to the extent that it is in excess of the Maximum Rate, (iii) any excess interest which may have been collected shall, at the Borrower's election, be either applied as a credit against the unpaid principal amount hereof, without penalty, or refunded to the Borrower, and (iv) the effective rate of interest shall be automatically reduced to the Maximum Rate.

11. The provisions of this Note shall bind and inure to the benefit of the Borrower and the Noteholder, and their respective legal representatives, legatees, heirs, successors and assigns; provided, however, that this Note may be assigned by the Borrower.

12. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

13. The rights and remedies of the Noteholder under this Note and applicable law shall be cumulative and concurrent, and the exercise of any one or more of said rights and remedies shall not preclude the simultaneous or later exercise by the Noteholder of any or all such other rights or remedies. No modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Noteholder, and any such waiver shall be effective only in the specific instance for which it is given. The failure of the Noteholder to exercise any option right or remedy in any on or more instances, or the acceptance by the Noteholder of partial payments or partial performance, shall not constitute a waiver of the right to exercise any option, right or remedy at any time.

14. Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail to Borrower at 2800 Eisenhower Avenue, Alexandria, Virginia 22314 or to such other address as Borrower may designate by notice to the Noteholder. Any notice to the Noteholder shall be given by mailing such notice by certified mail, return receipt requested, to the Noteholder at 103 Foulk Road, Suite 202, Wilmington, Delaware 19803 or to such other address as Noteholder may designate by notice to the Borrower.

15.     This Promissory Note is not a negotiable instrument.

IN WITNESS HEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the date first above written.

EASTERN STATES OIL & GAS, INC.,
a Virginia corporation



By:  /s/ STEVENS V. GILLESPIE
    --------------------------------------
         Stevens V. Gillespie
         Senior Vice President and CFO


ATTEST:



By:  /s/ KERRY W. ECKSTEIN
    --------------------------------------
         Kerry W. Eckstein
         Secretary



                                       3